                                                                    EXHIBIT 10.1

                               FOURTH AMENDMENT TO
                        HAMMOND RIVERBOAT GAMING PROJECT
                              DEVELOPMENT AGREEMENT

               This FOURTH AMENDMENT TO HAMMOND RIVERBOAT GAMING PROJECT DEVELOPMENT AGREEMENT (the "Fourth Amendment"), made as of the 26th day of October, 2001 (the "Effective Date"), by and among THE CITY OF HAMMOND, INDIANA, a municipal corporation (the "City"), THE CITY OF HAMMOND, DEPARTMENT OF REDEVELOPMENT (the "Redevelopment Commission"), THE CITY OF HAMMOND PORT AUTHORITY ("PORT AUTHORITY"), and THE CITY OF HAMMOND REDEVELOPMENT AUTHORITY ("Redevelopment Authority"), and HORSESHOE HAMMOND, INC., formerly known as EMPRESS CASINO HAMMOND CORPORATION (the "Developer"), WITNESSES THAT:

                                    RECITALS

               A. On or about June 21, 1996, the City and Developer entered into the Hammond Riverboat Gaming Project Development Agreement (the "Contract"), under which the Developer agreed, among other things, to plan and construct a riverboat gaming facility and related improvements (the "Casino") on Lake Michigan and certain property in Hammond, Indiana.

               B. On or about November 17, 1995, the Indiana Gaming Commission (the "IGC") awarded a Certificate of Suitability to the Developer for an owner's license to own and operate a riverboat casino on Lake Michigan from the City of Hammond, Indiana. The Certificate of Suitability was subsequently extended by IGC Resolution 1996-28 (the Certificate of Suitability as extended by Resolution 1996-28 is hereinafter referred to as the "Suitability Certificate").

               C. Upon satisfaction and completion of the items and conditions outlined and referred to in the Suitability Certificate, the Developer was issued an owner's license as defined in Indiana Code Section 4-33-2-15 (the "Owner's License") that allows the Developer to own and operate a riverboat casino on Lake Michigan from the City of Hammond, Indiana.

               D. On or about August ____, 1999, the City and Developer amended and modified the Contract pursuant to the terms and conditions of that certain First Amendment to Hammond Riverboat Gaming Project Development Agreement (the "First Amendment"); on or about August __, 1999, the City, Redevelopment Commission, City of Hammond, Department of Water Works and Developer amended and modified the Contract pursuant to the terms and conditions of that certain Second Amendment to Hammond Riverboat Gaming Project Development Agreement (the "Second Amendment"); on or about December __, 2000, the City, Redevelopment Commission and Developer amended and modified the Contract pursuant to the terms and conditions of that certain Third Amendment to Hammond Riverboat Gaming Project Development Agreement (the "Third Amendment") (the Contract as amended and modified by the First Amendment, Second Amendment, Third Amendment and this Fourth Amendment is referred to herein as the "Agreement").

               E. On or about May 25, 1999, the Redevelopment Authority acquired that certain parcel of real estate which is described on Exhibit "A" attached hereto and made a part hereof (the "Marina Parcel"). On or about April 15, 1999, the Redevelopment Authority leased the Marina Parcel to the Redevelopment Commission. On or about April 15, 1999, the Redevelopment Commission and the Port Authority entered into an Operating Agreement pursuant to which the Port Authority is operating the Marina.

               F. On or about _December 1, 1999, Horseshoe Hammond, Inc. acquired all right, title and interest of Empress Casino Hammond Corporation under the Agreement and assumed all obligations of Empress Casino Hammond Corporation under the Owner's license and the Agreement.

                                    AGREEMENT

               NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants of the parties herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the City, Redevelopment Commission, Redevelopment Authority, Port Authority and Developer agree as follows:

               1. Amendment. This Fourth Amendment is intended to confirm and ratify the terms of the Agreement, except as specifically provided herein to the contrary, in which case the provisions of this Fourth Amendment shall prevail. The foregoing Recitals are affirmed by the parties and incorporated herein by this reference.

               2. Marina Parcel Sublease. The parties hereto mutually agree and acknowledge that the refund date for the Marina Sublease Deposit and the due date for the Note shall be extended from January 15, 2002, to May 15, 2002.


               3. Option to Lease Marina Parcel.

               (a) For such consideration as hereinafter set forth, the Redevelopment Commission hereby grants to the Developer an exclusive and irrevocable option (the "Option") to lease that portion of the Marina Parcel which is described and/or depicted on Exhibit "B" attached hereto and made a part hereof (the "Option Area"), upon the terms and conditions hereinafter set forth. The Developer's right to exercise the Option shall commence upon the Effective Date and shall expire on the tenth
                        (10th) anniversary of the Effective Date. The Developer may exercise, from time to time, the Option with respect to all of the Option Area or with respect to portions of the Option Area designated by the Developer at the time of the exercise; provided, however, that any portion of the Option Area as to which the


                                      -2-
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                        Option has not been exercised shall contain at least one
                        (1) acre and have vehicular and pedestrian access to Casino Center Drive. The Option shall be exercised by written notice from the Developer to the Redevelopment Commission prior to the expiration of the Option and specifying by metes and bounds description the portion of the Option Area affected thereby.

               (b) The Developer hereby exercises the Option with respect to that portion of the Option Area which is described and/or depicted on Exhibit "C" attached hereto and made a part hereof (the "Valet Parking Area") for the purpose of constructing a surface parking lot for approximately two hundred sixty-two (262) (or such greater number as the Developer determines can be located on the Valet Parking Area) vehicles. The Developer shall apply for and obtain such permits, approvals and authorizations and take such other actions as required to commence and complete construction of an asphalt surfaced parking lot on the Valet Parking Area. The City, Redevelopment Commission, Redevelopment Authority and Port Authority (the "Units") shall, to the extent permitted by Applicable Laws and without material cost to any of the Units, cooperate with the Developer in the obtaining of such permits, approvals and authorizations. The Developer shall be responsible for the fees payable to the permitting authority for any such permits, approvals and authorizations. Prior to the commencement of the construction of an asphalt paving lot on the Valet Parking Area, the Developer shall, after consultation with the City's engineers and consultants, submit a final site plan to the City and Port Authority of the improvements to be constructed on the Valet Parking Area showing the location and intended striping of the parking surface, drainage, access to adjoining roads, landscaping and other amenities, which site plan shall be subject to the prior written approval of the City and Port Authority. Such approval shall not be unreasonably withheld or delayed provided that an Event Default does not then exist under this Agreement and the improvements depicted in such site plan do not unreasonably interfere with the operation of the Marina or access to or use of the existing building occupied by the Yacht Club and located on the Option Area (the "Yacht Club") or the existing building occupied by the Port Authority and located on the Option Area (the "Port Authority Building"). The surface parking lot shall be constructed in compliance with the approved site plan and all Applicable Laws. Notwithstanding anything to the contrary in this Fourth Amendment, (i) the Developer's right to use the Valet Parking Area shall be subject to the terms and conditions of the Intergovernmental Lease and Parking Plan (as such terms are hereinafter defined), and (ii) the Developer may not construct any improvements (including, without limitation, a surface parking lot) on the Valet Parking Area until after the Permanent Ramp is constructed, accessible by the public and functioning as intended.



                                      -3-
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               (c)      The Developer shall construct an above ground parking
                        structure on the Valet Parking Area or the Alternative Parcel. The Developer shall construct one (1) free-standing, above ground parking structure on either of the Alternative Parcel or the Valet Parking Area, but shall not be permitted to construct a structure containing only a free-standing, above ground parking structure on both the Valet Parking Area and the Alternative Parcel. The Developer may construct a second
                        (2nd) above ground parking structure on either of the Alternative Parcel or the Valet Parking Area so long as one of such structures is a part of and accessory to a facility for other uses permitted by this Agreement. If an above ground parking structure is constructed on the Alternative Parcel, such above ground parking structure shall be constructed in accordance with the requirements of the Agreement. If an above ground parking structure is constructed on the Valet Parking Area, such above ground parking structure shall not exceed five (5) parking levels in height and shall be constructed in accordance with the requirements of the Agreement. The Developer shall commence the construction of an above ground parking structure on the Valet Parking Area or the Alternative Parcel on or before December 31, 2002. The Developer shall commence the construction of an entertainment/banquet venue or hotel, or with the written approval of the City, the Redevelopment Commission and the Port Authority (which approval may be withheld in the sole discretion of the City, the Redevelopment Commission and the Port Authority), some other facility atop the parking structure on the Valet Parking Area or the Alternative Parcel on or before December 31, 2003. That portion of the Valet Parking Area described and depicted as Parcel 1 on Exhibit "C" attached hereto and made a part hereof may be used for banquet, entertainment, retail, restaurant, gaming, gaming offices, parking and/or hotel purposes only and for such other purposes which are approved in writing by the City, Redevelopment Commission and Port Authority, which approval may be withheld in the sole discretion of the City, Redevelopment Commission and Port Authority. That portion of the Valet Parking Area which is described and depicted as Parcel 2 on Exhibit "C" may be used only for parking and ingress and egress purposes and for such other purposes which are approved in writing by the City, Redevelopment Commission and Port Authority, which approval may be withheld in the sole discretion of the City, Redevelopment Commission and Port Authority. Prior to the commencement of the construction of any improvements on the Valet Parking Area (other than those improvements which are approved pursuant to Paragraph 3 (b)), the Developer shall, after consultation with the City's engineers and consultants, submit Plans and Specifications for such improvements to the City, Redevelopment Commission and Port Authority for their prior written approval. Such approval shall not be unreasonably withheld or delayed provided that an Event of Default does not then exist under this Agreement and the improvements depicted in such Plans and Specifications do not unreasonably interfere with the



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
                        operation of the Marina or access to or use of the Yacht Club or Port Authority Building. The Developer shall apply for and obtain such permits, approvals and authorizations and take such other actions as required to commence and complete construction of any such improvements. The Units shall, to the extent permitted by Applicable Laws and without material cost to any of the Units, cooperate with the Developer in the obtaining of such permits, approvals and authorizations. Any improvements constructed on the Valet Parking Area shall be constructed in compliance with the approved Plan and Specifications and all Applicable Laws.

               (d) That portion of the Option Area remaining after excepting therefrom the Valet Parking Area, may be used for retail or restaurant purposes only and for such other purposes which are approved in writing by the City, Redevelopment Commission and Port Authority, which approval may be withheld in the sole discretion of the City, Redevelopment Commission and Port Authority. The Developer acknowledges that in seeking such approval any contemplated use shall not interfere with the operation of the Marina or access to or use of the existing Yacht Club or Port Authority Building. Prior to the commencement of the construction of any improvements on that portion of the Option Area remaining after excepting therefrom the Valet Parking Area, the Developer shall, after consultation with the City's engineers and consultants, submit Plans and Specifications for such improvements to the City, Redevelopment Commission and Port Authority for their prior written approval. Such approval shall not be unreasonably withheld or delayed provided that an Event of Default does not then exist under this Agreement and the improvements depicted in such Plans and Specifications do not unreasonably interfere with the operation of the Marina, access to and the proper functioning of the existing boat ramp (unless the Permanent Ramp has been constructed and is functioning as intended) or access to or use of the Yacht Club or Port Authority Building. The Developer shall apply for and obtain such permits, approvals and authorizations and take such other actions as required to commence and complete construction of any such improvements. The Units shall, to the extent permitted by Applicable Laws and without material cost to any of the Units, cooperate with the Developer in the obtaining of such permits, approvals and authorizations. Any improvements constructed on balance of the Option Area shall be constructed in compliance with the approved Plans and Specifications and all Applicable Laws.

               (e) Within a reasonable time after the Effective Date, (i) the Redevelopment Commission and Port Authority shall enter into an amendment to the Intergovernmental Lease Agreement and Grant of Easement dated August __, 1999 ("Intergovernmental Agreement") between the Redevelopment Commission and Port Authority to modify Paragraph 4 of the



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
                        Intergovernmental Agreement, to incorporate the terms of the "Proposed Parking Plan" described in Exhibit "D" attached hereto and made a part hereof (the "Parking Plan"), and (ii) the applicable Units and the Developer shall agree upon and document cross-easements in favor of the public and appropriate governmental authorities for vehicular and pedestrian access by the public to the Marina, existing boat ramp and related improvements (until the Permanent Ramp has been constructed and is functioning as intended), Yacht Club and Port Authority Building. The Developer acknowledges and agrees that it shall provide Port Authority with three hundred (300) parking spaces on the first (1st) floor of any above ground parking structure constructed on the Valet Parking Area with admission via parking passes or permits at no cost, expense or fee to Port Authority for use by such guests, visitors, patrons and other users of the Marina and surrounding areas as may be designated by Port Authority, and that such spaces on the first floor of such structure shall have a separate entrance and be segregated from other parking spaces in such structure.

               (f) As consideration for the granting of the Option and the respective agreements of the other parties hereto, the Developer has previously paid the aggregate sum of Seven Million Dollars ($7,000,000.00) to the entities in the respective amounts set forth on Schedule I attached hereto and made a part hereof and agrees to pay an additional Seven Million Dollars ($7,000,000.00) in the aggregate on or before February 8, 2002 to the entities in the amounts set forth on Schedule II attached hereto and made a part hereof (the "Cash Consideration"). The City, on behalf of the entities set forth on Schedule I, acknowledges receipt of the first installment of the Cash Consideration. The City, Redevelopment Authority, Redevelopment Commission and Port Authority each acknowledge that it is receiving adequate consideration for its respective agreements hereunder (including, without limitation, the granting of the Option) and will be benefited by the payment of the Cash Consideration to the entities set forth in Schedules I and II. The Cash Consideration is nonrefundable and is deemed earned by the City regardless of whether the Developer exercises the Option or constructs any improvements on the Option Area and regardless of whether the Option is terminated, discontinued or cancelled by the Developer at any time or for any reason. The Cash Consideration constitutes funding for commercial, residential and recreational projects and programs benefiting the City of Hammond, Indiana. As additional consideration for the Option, the Developer agrees, at its sole expense, to perform the following:

                        (i) Relocate the existing boat ramp and related improvements (including, without limitation, the step crane and fish cleaning station) to a permanent location approved by the City, Redevelopment Commission and Port Authority (the "Permanent


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                                Location"). Such relocated boat ramp and related
                                improvements (the "Permanent Ramp") shall be comparable in size, quality, function and amenities to the existing boat ramp and shall be constructed in accordance with Plans and Specifications prepared by the Developer and approved by the City, Redevelopment Commission and Port Authority. The approval of the City, Redevelopment Commission and Port Authority as to the Permanent Location and the Plans and Specifications for the Permanent Ramp shall not be unreasonably withheld or delayed. Such construction shall commence as soon as possible after the Permits (as herein defined) are obtained by the City and all other permits, approvals and authorizations are obtained by the Developer, and shall be completed by no later than six (6) months after commencement of construction. It is the intention of the parties hereto that the construction of the Permanent Ramp will be completed by no later than April
                                15, 2003. To the extent permitted by Applicable Laws, the City, Redevelopment Commission and
                                Port Authority shall grant, and shall use their best efforts to cause any other appropriate governmental entity to grant, a right of entry, license, or other appropriate authorization to permit the Developer to enter upon the Permanent Location to construct the Permanent Ramp. The City shall apply for and be responsible for obtaining permits and approvals from the U.S. Army Corp of Engineers and any other governmental agency for the relocation of the existing boat ramp and relocated improvements to the Permanent Location (the "Permits"), and the Developer shall apply for and be responsible for obtaining all other permits, approvals and authorizations for such relocation. The
                                Developer shall reimburse the City for the reasonable costs and expenses (including attorneys' fees) incurred by the City in connection with applying for and obtaining the Permits. The Units shall, to the extent permitted by Applicable Laws and without material cost to any of the Units, cooperate with the Developer in obtaining such other permits, approvals and authorizations. The City shall use all reasonable efforts to obtain and diligently pursue the Permits, and the Developer shall use all reasonable efforts to obtain and diligently pursue all such other permits, approvals and authorizations. The Developer agrees that the existing boat ramp and related improvements will remain accessible to the public and function as intended until the construction of the Permanent Ramp is completed and the Permanent Ramp is accessible by the public and functions as intended.

                        (ii) In the event the Developer exercises the Option with respect to the area occupied by the existing Port Authority Building and related amenities, the Developer shall, at its sole expense, provide



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
                                alternative space to Port Authority comparable to the existing Port Authority Building and related amenities, either to the west in a stand alone structure in an area approved by the City and Port Authority or in a portion of a structure constructed by the Developer approved by the City and Port Authority. The Developer may, at its election, carve out the existing Port Authority Building and related amenities from the Option Area and allow it to remain by operating or building around it. In such event, the Developer shall assure Port Authority by easement or other appropriate documentation of adequate access and parking facilities comparable to the access and parking facilities currently enjoyed by Port Authority in connection with Port Authority Building.

                        (iii) The Developer shall pay a security deposit in the amount of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00) to the City or its designee within ninety (90) days after the date hereof, in connection with the Developer's rights under the Option and the ensuing Lease (the "Security Deposit"). The Security Deposit shall earn interest in increments at the respective interest rates set forth on Schedule IV attached hereto, with interest paid to the Developer on each such increment semi-annually and as otherwise set forth on Schedule IV attached hereto. The principal amount of the Security Deposit shall be returned to the Developer in increments on the respective payoff dates set forth for each such increment on
                                Schedule IV attached hereto.

                        (iv) The Developer acknowledges that, absent certain "remedial action", the proposed activities of the Developer contemplated by this Fourth Amendment will adversely affect the tax exemption of the existing Hammond Redevelopment Authority Lease Rental Revenue Bonds of 1999 issued to refinance previously issued bonds that financed a portion of the construction of the Hammond Marina (the "Marina Bonds"). The Developer acknowledges that the Units have taken certain "remedial actions" based on the Developer's expected activities as contemplated by this Fourth Amendment and that additional or different activities by the Developer may require additional actions to be taken by the Units to preserve and maintain the tax exemption on the Marina Bonds. The Developer shall be responsible for (a) all current and continuing reasonable expenses of the legal and financial advisors of the City, Redevelopment Authority, Redevelopment Commission and Port Authority in connection with maintaining the continuing tax exemption of the interest on the Marina Bonds under federal and state law as a result of the actions of the Developer contemplated or permitted by this Fourth Amendment, and (b) implementing the recommendations of such legal and financial advisors to maintain the continuing tax exemption of the interest on the Marina Bonds under federal and state law as a result of the action of the Developer contemplated or permitted by this Fourth Amendment.

               4. Lease Amendment. Upon exercise of the Option from time to time, either as to all or a part of the Option Area, the Redevelopment Commission shall offer that portion of the Option Area as to which the Option has been exercised for lease pursuant to the provisions of Applicable Laws, and as a requirement for submitting a bid to lease such parcel, a bidder must have received a License for the operation of a riverboat on Lake Michigan from Hammond, Indiana. The Redevelopment Commission shall commence proceedings for the lease of the portion of the Option Area as to which the Option has been exercised as soon as is practical after the Developer exercises the Option with respect to all or a portion of the Option Area. In the event that the Developer is the successful bidder and to the extent permitted by Applicable Laws, that certain Lease dated June 19, 1996 by and between Redevelopment Commission and the Developer shall be amended to add to the leased premises thereunder that portion of the Option Area subject to such exercise for the balance of the term thereof and without the payment of additional rent or other consideration.

               5. Cooperation. Subject to Section 11.09 of the Agreement and to the extent permitted by Applicable Laws, the City, Port Authority, Redevelopment Authority and Redevelopment Commission will cooperate with the Developer in connection with, and will support the Developer's application for, zoning changes, permits and other regulatory approvals required in connection with the Developer's proposed use and development of the Option Area in accordance with the terms hereof. Any cost associated therewith shall be the responsibility of the Developer. The Developer acknowledges that various federal, state or local approvals may be required by the Developer and that there is no assurance that such approvals can be obtained. The obligations of the Developer to pay the Cash Consideration hereunder are not conditioned upon the Developer obtaining any required approvals. The Developer shall cause its architects, engineers and other professionals to furnish such plans, specifications and drawings to the City and Redevelopment Commission in such detail as required to permit review thereof for purposes of obtaining such approvals as herein required.

               6. Obligations. Section 5.13(c) of the Agreement, as added by the First Amendment and previously amended by the Third Amendment, is hereby amended to reflect the following: First, that the Developer has purchased the BANs (as defined in the First Amendment) and the City has repaid the BANs in full, and that the Developer has purchased the Obligations (as defined in the First Amendment) and that the City has repaid the Obligations in full; and Second, that new Sections 5.13(c)(iv) and (v) be added to the Agreement as follows:

               (iv) Upon repayment of the Obligations in full by the City, the City, or any agency or instrumentality thereof or other corporation or entity that issues obligations on behalf of the City or any agency or instrumentality thereof (an "Issuer"), may borrow or reborrow amounts from the Developer, and the Developer hereby agrees to loan such funds to the City. The Issuer

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                        agrees to provide the Developer with not less than ten
                        (10) business days written notice of its request for the Developer to borrow or reborrow such funds. The terms of any such borrowing shall be as follows:

               (v) the borrowing shall be evidenced by one or more notes issued by an Issuer (the "Notes") which Notes shall authorize the Issuer to borrow funds from time to time (each such borrowing, a "Draw"), to repay outstanding amounts from time to time and to reborrow funds pursuant to a Draw, up to the amount authorized to be outstanding pursuant to subsection (w);

               (w) the total principal amount of all such Notes outstanding at any one time shall not exceed the amounts, as of the dates, set forth below:

                                                                   Maximum Principal
                             Date                                  Amount Outstanding
                             ----                                  ------------------
                             January 15, 2002                           2,900,000
                             January 15, 2003                           2,700,000
                             January 15, 2004                           2,500,000
                             January 15, 2005                           2,300,000
                             January 15, 2006                           2,100,000
                             January 15, 2007                           1,800,000
                             January 15, 2008                                0

               (x) the Notes shall bear interest from the date of any Draw at a taxable rate of five percent (5%) per annum, payable semi-annually on January 15 and July 15 of each year, commencing on the first interest payment date after the Draw;

               (y) principal of the outstanding Notes shall be repaid in such a manner that the principal amount of Notes outstanding at any time does not exceed the amounts set forth in subsection (w); and

               (z) the Notes shall be issued in denominations of not less than $100,000, and at the time of delivery of such Notes, The Developer shall deliver to the Issuer a "sophisticated investor letter" in form and content similar to those rendered in other private placements of municipal obligations, and acknowledging, among other things, that the Developer intends to hold the Notes for its own account and has no present intention to re-offer, sell or otherwise distribute such Notes.

               (v) The City acknowledges and agrees upon the non-payment of any amount of principal and/or interest on the Notes purchased by the Developer pursuant to subsection (iv) when due, the Developer shall have the right to credit the unpaid principal balance of such Notes, and the interest accrued thereon against the obligations of the Developer to make the Annual Payment pursuant to Section
                        5.01 of this Agreement; provided, that, the amount credited against the obligations of the Developer to make the Annual Payment shall not exceed fifty percent (50%) of any such monthly installment without prior written approval of the City.

               7. No Default. The Developer and City hereby acknowledge that, to the best of their respective knowledge, no material default exists by either party to the Agreement as of the date hereof. The Developer and City further acknowledge that neither party has given the other party a written notice that the other party is in default under the terms or conditions of the Agreement.

               8. Defined Terms. All terms used in this Fourth Amendment with initial capital letters (and not otherwise defined in this Fourth Amendment) shall have the respective meanings ascribed to them in the Agreement for purposes of this Fourth Amendment. All terms defined in this Fourth Amendment shall have the respective meaning specified herein for purposes of this Fourth Amendment and the Agreement.

               9. Authority. Each of the parties represents and warrants to all other parties to this Fourth Amendment that it has all requisite corporate power and authority to enter into this Fourth Amendment and to perform its obligations hereunder and that all acts and other proceedings required to be taken by it to authorize the execution, delivery and performance of this Fourth Amendment have been duly and properly taken.

               10. Execution. This Fourth Amendment shall be binding upon the Developer and City upon their execution hereof. The City agrees to use reasonable efforts to cause this Fourth Amendment to be executed by the Redevelopment Commission, Port Authority and Redevelopment Authority on or before April 30, 2002. In the event that this Fourth Amendment has not been executed by the Redevelopment Commission, Port Authority and Redevelopment Authority on or before April 30, 2002, the Developer shall have the right to notify the City in writing (the "Developer's Notice") of the Developer's intention to terminate this Fourth Amendment as of a date specified by the Developer in the Developer's Notice, which date shall be at least thirty (30) days after the effective date of the Developer's Notice, if the Fourth Amendment has not been executed by the Redevelopment Commission, Port Authority and Redevelopment Authority on or before such date. In the event this Fourth Amendment is not executed by the Redevelopment Commission, Port authority and Redevelopment Authority on or before the date specified in the Developer's Notice, this Fourth Amendment may be terminated by the Developer, in which case, the City shall cause the Cash Consideration to be refunded or otherwise repaid to the Developer.

               11. Bond. Under the terms of the Agreement, the Developer is obligated to construct certain improvements, and the Units hereby acknowledge and agree that, except with respect to any obligations expressly provided in this Fourth Amendment, including but not limited to the EJ&E Obligations (as defined and described in this Section 11), the Developer has satisfied each and every one of the obligations in connection with the construction of such improvements contemplated in the Agreement and in the First Amendment, the Second Amendment and the Third Amendment. Accordingly, (i) Developer intends to request that the IGC reduce the amount of the Developer's bond on deposit with the IGC to One Million Dollars ($1,000,000), and, subject to clause (ii) of this
Section 11, the Units hereby agree to cooperate with and support the Developer in connection with such request to the IGC; (ii) the Developer hereby agrees to provide a bond, furnished in one or a combination of the forms described for bonds on deposit with the IGC under I.C. 4-33-6-9(b), held by and payable to the City and maintained in the amount of Three Million Dollars ($3,000,000) for purposes of securing the execution and delivery of the EJ&E Agreement, as defined in the Agreement, and the completion of the construction of the railroad crossing contemplated thereby (collectively, the "EJ&E Obligations") and the Developer's obligations under Section 3.03 of the Agreement; and (iii) upon satisfaction of the EJ&J Obligations, the bond referenced in clause (ii) of this
Section 11 will be reduced to One Million Dollars ($1,000,000.00) and shall continue to secure the Developer's Obligations under Section 3.03 of the Agreement.

               12. Force Majeure. The parties acknowledge that the dates and deadlines set forth in this Fourth Amendment (other than for the payment of money) are subject to the provisions of Section 18.04 of the Agreement.


                                     HORSESHOE HAMMOND, INC.,
                                     f/k/a EMPRESS CASINO HAMMOND CORPORATION




                                     By:
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                                       CITY OF HAMMOND, INDIANA



                                       By:
                                           -------------------------------------
                                           Duane W. Dedelow, Jr., Mayor


               The City of Hammond, Department of Redevelopment hereby executes this Fourth Amendment as of the day and year first written above solely for the purpose of such authorizations as may be required by it.

                                     CITY OF HAMMOND, DEPARTMENT
                                     OF REDEVELOPMENT


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               The City of Hammond Port Authority hereby executes this Fourth
Amendment as of the day and year first written above solely for the purpose of such authorizations as may be required by it.

                                     CITY OF HAMMOND PORT AUTHORITY



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               The City of Hammond Redevelopment Authority hereby executes the
Fourth Amendment as of the day and year first written above solely for the purpose of such authorizations as may be required by it.

                                     CITY OF HAMMOND REDEVELOPMENT AUTHORITY




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                                      -14-

EXHIBIT "D"

                                HORSESHOE HAMMOND

                              PROPOSED PARKING PLAN

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I.      IMMEDIATELY AFTER EXECUTION OF THE FOURTH AMENDMENT.

        A. Area A as shown on Exhibit E ("Area A"): Area A shall be reserved exclusively for (i) the patrons of the Hammond Marina ("Marina") during boating season (March 15 to October 31), except if during this period patrons of the Marina are not utilizing all of the available spaces, the Hammond Port Authority shall, in its reasonable judgment, allow the Developer to occupy the unused portion of Area A for its patrons and employees, and (ii) patrons or employees of the Developer at all other times.

        B. Area B as shown on Exhibit F ("Area B"): Area B shall be reserved exclusively for valet parking for the Developer's patrons and for the Developer's patrons and employees when not needed for valet patrons.

        C. Area C as shown on Exhibit G ("Area C"): Area C shall be reserved for the exclusive use of the beach patrons and members of the general public (excluding patrons and employees of Developer) between Memorial Day and Labor Day and for the general public (including patrons and employees of Developer) at all other times; provided that after the second full season (i.e. 2001) that the public beach is open, the parties shall determine in good faith the extent to which Area C is reasonably required for parking of beach patrons and members of the general public (excluding patrons and employees of the Developer) and shall identify in writing that portion of Area C, if any, which is not so required, which area shall then be treated for all purposes as part of Area B.

II. AFTER THE LATER OF: (a) THIRTY (30) DAYS AFTER THE EXERCISE OF THE OPTION FOR THE VALET PARKING AREA, AND (b) THE OPENING OF THE PERMANENT RAMP, BUT IN EITHER CASE, PRIOR TO CONSTRUCTION OF ANY PARKING STRUCTURE ON THE VALET PARKING AREA.

        A. Area A : Area A shall be reserved exclusively for the patrons of the Marina and members of the general public (excluding patrons and employees of the Developer) at all times.

        B. Area B : The northern 262 spaces as shown on Exhibit B ("Area B-1"): Area B-1 shall be reserved exclusively for the patrons of the Marina and members of the general public (excluding patrons or employees of the Developer) at all times.

                B2 -- The southern 100 spaces as shown on Exhibit B ("Area B-2):
                Area B-2 shall be reserved exclusively for the patrons and employees of the Developer at all times.

        C. Area C : Area C shall be reserved exclusively for the patrons of the Marina and members of the general public (excluding patrons and employees of the Developer), at all times.

        D. The Developer shall restripe the Option Area to add the twenty-two
(22) additional parking spaces depicted on the site plan attached hereto as
Schedule III and construct the additional thirty-two (32) parking spaces in accordance with and as depicted on the site plan attached hereto as Schedule III.

III.    AFTER CONSTRUCTION OF A PARKING STRUCTURE ON THE VALET PARKING AREA.

        A. Area A: Area A shall be reserved exclusively for the patrons of the Marina and members of the general public (excluding patrons and employees of the Developer) at all times.

        B. Area B: Area B-1 : Area B-1 shall be reserved exclusively for the patrons of the Marina and members of the general public (excluding patrons or employees of the Developer) at all times.

                Area B-2: Area B-2 shall be reserved exclusively for the patrons and employees of the Developer at all times.

        C. Area C: Area C shall be reserved exclusively for the patrons of the Marina and members of the general public (excluding patrons and employees of the Developer) at all times.


D. PARKING GARAGE: 262 SPACES SHALL BE RESERVED ON THE 1ST FLOOR OF THE PARKING STRUCTURE FOR THE PORT AUTHORITY FROM MARCH 15 TO OCTOBER 31 FOR ALLOCATION TO MARINA PATRONS; THE SPACES RESERVED FOR MARINA PATRONS SHALL BE LOCATED IN AN AREA SEGREGATED FROM ALL OTHER PARKING SPACES IN THE PARKING STRUCTURE; AND ANY PARTIES USING SUCH SPACES SHALL BE ADMITTED BY WAY OF A SEPARATE DESIGNATED VEHICLE ENTRANCE ON THE WEST SIDE OF THE STRUCTURE AND VIA PARKING PERMITS OR PASSES.